C E R T I F I C A T E



    This is to certify that at a regular meeting of the Board of Directors of The Southern New England Telephone Company held on
March 13, 1996, the following vote was adopted and, as of the date of this Certificate, has not been amended, modified or rescinded and is in full force and effect:

    "VOTED: That the Chief Executive Officer and the Chief Financial Officer are, or either one of them is, authorized to execute, personally or by attorney, in the name and on behalf of the Company, and to cause to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1995, in substantially the form submitted to this meeting, but with such changes, additions and revisions as the officer executing the same shall approve, such approval to be conclusively evidenced by such execution and thereafter to execute personally, and to cause to be filed, any amendments or supplements to such report, and to do any and all other acts and things, and to execute and deliver any and all other documents necessary or advisable in connection with the foregoing."


                                           Attest:


                                           /s/ Paula M. Anderson
                                               Paula M. Anderson
                                               Assistant Secretary
New Haven, Connecticut
March 20, 1996